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                                                                   Exhibit 99.1

                        BRAVO! FOODS INTERNATIONAL CORP.
                        Special Meeting of Stockholders
                                October 11, 2006
                      CERTIFICATE OF INSPECTOR OF ELECTION

         The undersigned, Roy T. Toulan, Jr., the Secretary and General Counsel of Bravo! Foods International, Corp., a Delaware corporation (the "Company"), and the duly appointed Inspector of Election for the Special Meeting of Stockholders of the Company held this day, does hereby certify as follows:

         The Special Meeting of Stockholders of the Company was convened at the City Club, Golden Bear Plaza, 11780 U.S. Highway 1, Suite 600, North Palm Beach, Florida 33408 at 10:00 o'clock in the morning, pursuant to written notice in accordance with the Company's By-laws.

         Before entering upon the discharge of my duties, I was sworn and duly subscribed the oath of office which is attached hereto.

                                   Proposal I

         I have reviewed the votes cast regarding the following proposal to amend Article IV of the Company's Articles of Incorporation:

         The authorized capital stock of the Corporation shall consist of 500,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value or $0.001 per share.

and find that the respective votes were cast as follows:

                  FOR:             186,347,347
                  AGAINST:           6,662,328
                  ABSTAIN:             278,829

                                  Proposal II

         I have reviewed the votes cast for the following proposal to amend
Article I of the Company's Articles of Incorporation:

         The name of the Company shall be Bravo! Brands Inc.

and find that the respective votes were cast as follows:

                  FOR:             192,573,976
                  AGAINST:             603,226
                  ABSTAIN:             111,303

                                                /s/ Roy D. Toulan, Jr.
                                                -------------------------------
                                                Roy D. Toulan, Jr.
Subscribed and sworn to
before me this 11th day of October, 2006

/s/
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Notary Public